Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-174562) of 3M Company of our report dated June 29, 2015 relating to the financial statement and supplemental schedule of the 3M Savings Plan for the year ended December 31, 2014, which appears in this Form 11-K.

/s/CliftonLarsonAllen LLP
 Minneapolis, Minnesota
June 29, 2015

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